                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 1997 (December 16, 1997)


                           Century South Banks, Inc.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


       Georgia                         2-75364                  58-1455591
-------------------------------------------------------------------------------
(State or other jurisdiction          (Commission              (IRS Employer
     of incorporation)                File Number)           Identification No.)


           60 Main Street West, Dahlonega, Georgia            30533
          -----------------------------------------        ----------
          (Address of principal executive offices)         (Zip Code)


                                 770/535-8000
             ----------------------------------------------------
             (Registrant's telephone number, including area code)


                                Not applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 5.  Other Events

        On March 31, 1997, Century South Banks, Inc. ("Registrant") and Bank Corporation of Georgia ("BCG") executed a definitive agreement regarding the proposed merger of BCG into Registrant (the "Agreement"). The Agreement provides for Registrant to acquire BCG by merger with the consideration to be the issuance of common stock of Registrant having a market value of approximately $71,770,179 as of the consummation of the transaction. The Agreement was amended on July 11, 1997 and on October 15, 1997.

        On December 16, 1997, the transaction contemplated by the Agreement was consummated and the common stock of Registrant having an approximate market value of $71,770,179 was issued in exchange for all the outstanding common stock of BCG. The consideration paid in the transaction was determined through arms length negotiations between the parties. There are no material relationships between the Registrant and BCG or any affiliate or related party.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits


        (a) Financial Statements follow this page.

        (b) Pro Forma Financial Information follows the Financial Statements.

        (c)  Exhibits

        2.1  Agreement And Plan of Merger

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                         Page
                                                                                                         ----
BANK CORPORATION OF GEORGIA AND SUBSIDIARIES
  Independent Auditors' Report                                                                           F-1
  Consolidated Balance Sheets - December 31, 1996 and 1995                                               F-2
  Consolidated Statements of Earnings - Years ended December 31, 1996, 1995, and 1994                    F-3
  Consolidated Statements of Shareholders' Equity - Years ended December 31, 1996, 1995, and 1994        F-4
  Consolidated Statements of Cash Flows - Years ended December 31, 1996, 1995, and 1994                  F-5
  Notes to Consolidated Financial Statements - December 31, 1996, 1995, and 1994                         F-7

  Consolidated Balance Sheets - June 30, 1997 and December 31, 1996                                      F-29
  Consolidated Balance Sheets - June 30, 1997 and 1996                                                   F-30
  Consolidated Statements of Earnings -Six Months ended June 30, 1997 and 1996                           F-31
  Consolidated Statements of Earnings - Three Months ended June 30, 1997 and 1996                        F-32
  Consolidated Statements of Cash Flows - Six Months ended June 30, 1997 and 1996                        F-33
  Notes to Consolidated Financial Statements - Six Months ended June 30, 1997 and 1996                   F-34

BCG FINANCIAL STATEMENTS.


              REPORT OF INDEPENDENT CERTIFIED  PUBLIC ACCOUNTANTS


The Board of Directors and Shareholders
Bank Corporation of Georgia
Macon, Georgia


     We have audited the accompanying consolidated balance sheets of Bank Corporation of Georgia and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of earnings, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Bank Corporation of Georgia and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.


                              PORTER KEADLE MOORE, LLP


                              /s/ Porter Keadle Moore, LLP


                              Successor to the practice of
                              Evans, Porter, Bryan & Co.

Atlanta, Georgia
March 5, 1997, except for note 14, as to which the date is July 11, 1997.

                 BANK CORPORATION OF GEORGIA AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                          DECEMBER 31, 1996 AND 1995

                                    ASSETS
                                    ------

                                                                                                                       1995
                                                                                                                     (Restated
                                                                                                 1996                 Note 2)
                                                                                                 ----                 -------
Cash and due from banks                                                                      $ 34,027,974          $ 11,429,382

Federal funds sold                                                                              5,210,000            13,860,000

     Cash and cash equivalents                                                                 39,237,974            25,289,382

Investment securities available for sale                                                       42,828,598            39,293,305
Investment securities                                                                           1,088,719             1,135,448
Loans, net                                                                                    186,583,708           177,889,613
Premises and equipment, net                                                                     9,801,980             7,923,567
Accrued interest receivable                                                                     2,333,047             2,072,351
Other assets                                                                                    8,380,296             6,068,104
                                                                                             ------------          ------------

                                                                                             $290,254,322           259,671,770
                                                                                             ============          ============
                                               Liabilities and Shareholders' Equity
                                               ------------------------------------
Deposits:
     Demand                                                                                  $ 44,709,405            37,715,723
     NOW and money-market accounts                                                             79,417,686            58,326,538
     Savings                                                                                    9,405,878             8,757,760
     Time                                                                                     125,165,463           119,423,585
                                                                                             ------------          ------------

          Total deposits                                                                      258,698,432           224,223,606

Accrued expenses and other liabilities                                                          3,333,327             2,933,120
Notes payable                                                                                   1,500,000             2,770,809
Federal Home Loan Bank advances                                                                         -             6,100,000
                                                                                             ------------          ------------

          Total liabilities                                                                   263,531,759           236,027,535

Minority interest                                                                                       -             1,409,943
                                                                                             ============          ============
Shareholders' equity:
     Common stock, $1 par value; 3,000,000 shares authorized; 2,284,864 and
      2,128,774 shares issued, respectively                                                     2,284,864             2,128,774

     Additional paid-in capital                                                                 6,170,157             4,507,789
     Retained earnings                                                                         18,286,889            15,200,657
     Net unrealizable gain (loss) on investment securities available for sale, net of tax
                                                                                                  288,689               779,421
     Unearned employee stock ownership plan shares                                               (196,496)             (270,809)
     Common stock in treasury, at cost, 16,767 shares                                            (111,540)             (111,540)
                                                                                             ------------          ------------

          Total shareholders' equity                                                           26,722,563            22,234,292
                                                                                             ------------          ------------

                                                                                             $290,254,322           259,671,770
                                                                                             ============          ============

See accompanying notes to consolidated financial statements.

                 BANK CORPORATION OF GEORGIA AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF EARNINGS

             FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                                               1995                1994
                                                                          1996              (Restated           (Restated
                                                                          ----                Note 2)             Note 2)
                                                                                            ---------           ---------
Interest income:

     Interest and fees on loans                                        $20,526,340          18,820,191          15,456,899
     Interest on Federal Home Loan Bank deposits                            28,058             225,362             544,223
     Interest on federal funds sold                                        740,545             315,337              26,973
     Interest on investment securities:
          U.S. Treasury and Government agencies                          2,987,276           3,077,478           1,699,052
          State and municipal                                               11,374              28,755              53,068
          Other                                                            141,269             120,542              89,230
                                                                       -----------         -----------         -----------

               Total interest income                                    24,434,862          22,587,665          17,869,445

Interest expense                                                         9,877,915           9,335,770           7,246,885
                                                                       -----------         -----------         -----------

Net interest income                                                     14,556,947          13,251,895          10,622,560
Provision for loan losses                                                  409,000             465,005             447,003
                                                                       -----------         -----------         -----------

               Net interest income after provision for loan losses      14,147,947          12,786,890          10,175,557
                                                                       -----------         -----------         -----------

Other income:
     Service charges and fee income                                      1,609,247           1,400,474           1,430,142
     Securities gains (losses), net                                         (1,497)            (10,767)           (315,576)
     Gains on sales of loans                                               162,032             123,799              81,702
     Miscellaneous                                                       1,299,136             854,497             870,812
     Gains on sales of banking units                                            --                  --             814,035
                                                                       -----------         -----------         -----------

          Total other income                                             3,068,918           2,368,003           2,881,115
                                                                       -----------         -----------         -----------

Other expenses:
     Salaries and employee benefits                                      6,675,921           6,216,441           5,492,799
     Occupancy                                                           1,190,952             961,097             925,135
     Equipment                                                             691,909             669,008             576,293
     Other operating                                                     4,139,871           3,132,479           3,252,917
                                                                       -----------         -----------         -----------

          Total other expenses                                          12,698,653          10,979,025          10,247,144
                                                                       -----------         -----------         -----------

Earnings before income taxes and minority
     interest in earnings of subsidiary                                  4,518,212           4,175,868           2,809,528

Income taxes (benefit)                                                   1,158,609             930,750            (151,321)
                                                                       -----------         -----------         -----------

Earnings before minority interest in earnings of subsidiary              3,359,603           3,245,118           2,960,849
Minority interest in earnings of subsidiary                                 46,913             381,460             651,569
                                                                       -----------         -----------         -----------

Net earnings                                                           $ 3,312,690           2,863,658           2,309,280
                                                                       ===========         ===========         ===========
Net earnings per share:
     Primary                                                                 $1.41               $1.35               $1.11
     Fully diluted                                                           $1.41               $1.34               $1.10

Weighted average number of shares outstanding:
     Primary                                                             2,344,764           2,114,930           2,077,211
       Fully diluted                                                     2,341,815           2,129,550           2,103,317

See accompanying notes to consolidated financial statements.

                  BANK CORPORATION OF GEORGIA AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                                            NET UNREALIZED GAIN
                                                                ADDITIONAL                  (LOSS) ON SECURITIES
                                                                   PAID-        RETAINED    AVAILABLE FOR SALE,      UNEARNED
                                                 COMMON STOCK   IN CAPITAL      EARNINGS        NET OF TAX          ESOP SHARES
                                                 ------------   ----------      --------        ----------          -----------
Balance, December 31, 1993, as previously
 reported                                          $1,081,500    1,269,608     12,372,757                 -            (520,904)
Adjustment in connection with pooling of
 Interest (note 2)                                    188,703    2,986,767     (1,234,540)                -                   -
                                                   ----------    ---------     ----------       -----------         -----------

Balance, December 31, 1993, as restated             1,270,203    4,256,375     11,138,217                 -            (520,904)
Cumulative effect of accounting change for
 investment securities net of tax                           -            -              -            35,209                   -
Issuance of common stock                                1,333       12,164              -                 -                   -
Release of unearned ESOP shares                             -            -              -                 -             220,005
Cash dividends paid                                         -            -       (107,324)                -                   -
Purchase of treasury stock                                  -            -              -                 -                   -
Net earnings                                                -            -      2,309,280                 -                   -
Change in unrealized loss on securities
 available for sale, net of tax                             -            -              -          (273,478)
Minority interest in unrealized loss on
 available for sale securities at AmeriCorp                 -            -              -            17,223                   -
                                                   ----------    ---------     ----------       -----------         -----------

Balance, December 31, 1994                          1,271,536    4,268,539     13,340,173          (221,046)           (300,899)
Stock split effected in the form of a 75%
 stock dividend                                       812,013            -       (812,013)                -                   -
Issuance of common stock (note 2)                      45,225      239,250              -                 -                   -
Release of unearned ESOP shares                             -            -              -                 -              30,090
Cash dividends paid                                         -            -       (191,161)                -                   -
Net earnings                                                -            -      2,863,658                 -                   -
Change in unrealized gain (loss) on securities
 available for sale, net of tax                             -            -              -         1,126,180                   -
Minority interest in unrealized gain on
 available for sale securities at AmeriCorp                 -            -              -          (125,713)                  -
                                                   ----------    ---------     ----------       -----------         -----------

Balance, December 31, 1995                          2,128,774    4,507,789     15,200,657           779,421            (270,809)
Issuance of common stock                                6,875       26,323              -                 -                   -
Release of unearned ESOP shares                             -            -              -                 -              74,313
Cash dividends paid                                         -            -       (226,458)                -                   -
Net earnings                                                -            -      3,312,690                 -                   -
Issuance of common stock in conjunction
 with the acquisition of AmeriCorp                    149,215    1,636,045              -                 -                   -
Change in unrealized gain on securities
 available for sale, net of tax                                                                    (490,732)
                                                   ----------    ---------     ----------       -----------            --------

Balance, December 31, 1996                         $2,284,864    6,170,157     18,286,889           288,689            (196,496)
                                                   ==========    =========     ==========       ===========            ========

                                               TREASURY STOCK    TOTAL
                                               --------------    -----
Balance, December 31, 1993, as previously
 reported                                         (17,940)     14,185,021
Adjustment in connection with pooling of
 Interest (note 2)                                      -       1,940,930
                                                 --------      ----------
Balance, December 31, 1993, as restated           (17,940)     16,125,951
Cumulative effect of accounting change for
 investment securities net of tax                       -          35,209
Issuance of common stock                                -          13,497
Release of unearned ESOP shares                         -         220,005
Cash dividends paid                                     -        (107,324)
Purchase of treasury stock                        (93,600)        (93,600)
Net earnings                                            -       2,309,280)
Change in unrealized loss on securities
 available for sale, net of tax                         -        (273,478)
Minority interest in unrealized loss on
 available for sale securities at AmeriCorp             -          17,223
                                                 --------
Balance, December 31, 1994                       (111,540)     18,246,763
Stock split effected in the form of a 75%
 stock dividend                                         -               -
Issuance of common stock (note 2)                       -         284,475
Release of unearned ESOP shares                         -          30,090
Cash dividends paid                                     -        (191,161)
Net earnings                                            -       2,863,658
Change in unrealized gain (loss) on securities
 available for sale, net of tax                         -       1,126,180
Minority interest in unrealized gain on
 available for sale securities at AmeriCorp             -        (125,713)
                                                 --------      ----------

Balance, December 31, 1995                       (111,540)     22,234,292
Issuance of common stock                                -          33,198
Release of unearned ESOP shares                         -          74,313
Cash dividends paid                                     -        (226,458)
Net earnings                                            -       3,312,690
Issuance of common stock in conjunction
 with the acquisition of AmeriCorp                      -       1,785,260
Change in unrealized gain on securities
 available for sale, net of tax                                  (490,732)
                                                 --------      ----------

Balance, December 31, 1996                       (111,540)     26,722,563
                                                 ========      ==========

See accompanying notes to consolidated financial statements.

                 BANK CORPORATION OF GEORGIA AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

             FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                                               1995          1994
                                                                                            (Restated     (Restated
                                                                                1996         Note 2)       Note 2)
                                                                                ----        ---------     ---------
Cash flows from operating activities (net of effects of bank sales and acquisitions):
   Net earnings                                                              $ 3,312,690     2,863,658     2,309,280
  Adjustments to reconcile net earnings to net cash provided by operating activities:
     Depreciation                                                                708,943       689,894       612,299
       Amortization and accretion, net                                           (99,149)     (485,050        97,139
       Minority interest in earnings of subsidiary                                46,913       381,460       651,569
       Provision for loan losses                                                 409,000       465,005       447,003
       Provision for losses on other real estate owned                            13,344        82,214        60,782
       Provision for deferred taxes                                              104,810       (36,895)     (967,788)
       Loss (gain) on sale of securities, net                                      1,497        10,767       315,576
       Loss (gain) on sale of other real estate, net                              (5,631)     (104,282)       (4,643)
       Gains on sales of banking units                                                 -             -      (814,035)
       Loss (gain) on sale of premises and equipment                                   -       (79,781)        4,099
       Change in assets and liabilities:
           Interest receivable and other assets                               (1,897,744)     (636,917)     (971,780)
           Interest payable                                                     (169,828)      341,357       461,411
           Accrued expenses and other liabilities                                634,479       (15,374)       82,740
                                                                             -----------   -----------   -----------

           Net Cash provided by operating activities                           3,059,324     3,476,056     2,283,652
                                                                             -----------   -----------   -----------

Cash flows from investing activities (net of effects of bank sales and acquisitions):
      Proceeds from sales of investment securities available for sale          9,526,180     2,419,286    19,163,119
      Proceeds from calls and maturities of investment securities                 51,500       774,000       393,229
      Proceeds from calls and maturities of investment securities
         available for sale                                                    7,194,080    20,938,152    25,624,058
      Purchase of investment securities available for sale                   (21,021,208)  (19,976,840)  (52,166,887)
      Proceeds from sale of other real estate owned                              265,196       379,339       454,998
      Improvements to other real estate owned                                          -       (61,945)      (28,187)
      Purchase of premises and equipment                                      (2,034,627)   (1,118,436)   (1,708,982)
      Cash received in acquisition of banking units                           12,687,620             -             -
      Cash paid upon the sales of banking units                                        -             -   (12,517,604
      Net increase in loans                                                   (5,952,803)  (21,355,439)  (13,817,922)
                                                                             -----------   -----------   -----------

           Net cash provided (used) by investing activities                      715,938   (18,001,383)  (34,604,178)
                                                                             -----------   -----------   -----------

                 BANK CORPORATION OF GEORGIA AND SUBSIDIARIES

             FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                                                    1995                 1994
                                                                                                 (Restated            (Restated
                                                                             1996                 Note 2)              Note 2)
                                                                             ----                ----------           ----------
Cash flows from financing activities (net of effects of
  bank sales and acquisitions):
     Net increase in deposits                                               17,783,870            12,531,499          37,809,430
     Repayment of notes payable                                             (1,000,000)                    -            (500,000)
     Repayment of ESOP debt                                                   (196,496)                    -                   -
     Proceeds from FHLB advances                                                     -             6,100,000                   -

     Repayments of FHLB advances                                            (6,100,000)           (5,000,000)                  -
     Dividends paid                                                           (226,458)             (191,161)           (107,324)
     Distributions to dissenting shareholders                                 (120,784)                    -                   -
     Proceeds from issuance of common stock                                     33,198               284,475              13,497
     Purchase of treasury stock                                                      -                     -             (96,300)
                                                                           -----------            ----------          ----------

                       Net cash provided by financing activities            10,173,330            13,724,813          37,122,003
                                                                           -----------            ----------          ----------

Net increase (decrease) in cash and cash equivalents                        13,948,592              (801,014)          4,801,477

Cash and cash equivalents at beginning of year                              25,289,382            26,090,396          21,288,919
                                                                           -----------            ----------          ----------

Cash and cash equivalents at end of year                                $   39,237,974            25,289,382          26,090,396
                                                                           ===========            ==========          ==========

Supplemental disclosures of cash flow information:
  Cash paid during the year for:
     Interest                                                           $    9,867,345             8,994,413           6,785,474
     Income taxes                                                       $    1,279,700             1,149,000             990,000

Supplemental schedule of noncash investing
  and financing activities:
     Change in unrealized gain (loss) on investment
         securities available for sale, net of tax, including
       $108,489 in 1996 previously attributed to the minority interest  $     (599,221)            1,000,467            (221,046)

     Transfers of loans to other real estate owned                      $      132,000               411,247             637,612
     Transfer of premises and equipment
         to other real estate owned                                     $      187,294                     -                   -
     Financed sales of other real estate owned                          $        4,472               436,493             635,609
     Increase (decrease) in unearned ESOP Shares                        $      (74,313)              (30,090)           (220,005)
     Deposit liabilities disposed in sale of banking units              $            -                     -          21,909,276
     Assets disposed in sale of banking units, other than cash          $            -                     -           8,577,637
     Assets acquired in bank                                                (4,325,812)                    -                   -
     Liabilities assumed in bank acquisitions                           $   17,013,432                     -                   -
     Issuance of common stock in conjunction with the
          purchase of the remaining minority interest of
          AmeriCorp, Inc. resulting in goodwill of $504,325             $    1,785,260                     -                   -

See accompanying notes to consolidated financial statements.

                 BANK CORPORATION OF GEORGIA AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accounting and reporting policies of the Company and its subsidiaries, and the methods of applying these principles, conform with generally accepted accounting principles and with general practice within the banking industry. The more significant accounting policies are described in this summary.

     In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and income and expenses for the year. Actual results could differ significantly from those estimates. Material estimates common to the banking industry that are particularly susceptible to significant change in an operating cycle of one year include, but are not limited to, the determination of the allowance for loan losses, the valuation of any real estate acquired in connection with foreclosures or in satisfaction of loans, and valuation allowances associated with the realization of deferred tax assets which are based on future taxable income.

     CONSOLIDATION

     The consolidated financial statements include the accounts of Bank Corporation of Georgia (the "Company") and its wholly-owned bank subsidiaries, First South Bank, N.A. ("FSB"), First South Bank of Coweta County, N.A. ("Coweta"), First South Bank of Middle Georgia, N.A. ("Middle Georgia") and First South Bank of Ben Hill County, N.A. ("Ben Hill"). During 1996, Coweta and Middle Georgia were merged with FSB. During 1994, the Company sold Ben Hill and the Ashburn, Georgia branch of FSB.

     The financial statements also include the accounts of AmeriCorp, Inc. ("AmeriCorp") and its wholly-owned bank subsidiary AmeriBank, N.A. ("AmeriBank"). During 1996, AmeriCorp was dissolved upon the Company's purchase of the remaining minority interest, and AmeriBank became a wholly-owned subsidiary of the Company.

     In consolidation, all significant intercompany accounts and transactions have been eliminated.

     CASH AND CASH EQUIVALENTS

     Cash equivalents include amounts due from banks, interest-bearing deposits with other banks due within three months, federal funds sold and overnight investments with the Federal Home Loan Bank.

     Included in cash and due from banks are interest bearing deposits with the Federal Home Loan Bank amounting to $18,642,250 and $44,751 at December 31, 1996 and 1995, respectively.

     INVESTMENT SECURITIES AND INVESTMENT SECURITIES AVAILABLE FOR SALE

     The Company classifies its securities in one of three categories: trading, available for sale, or held to maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held to maturity securities ("Investment Securities") are those securities for which the Company has the ability and intent to hold until maturity. All other securities not included in trading or held to maturity are classified as available for sale ("Securities AFS").

     Securities AFS are recorded at fair value. Investment securities are recorded at cost, adjusted for the amortization of premiums or accretion of discounts. Unrealized holding gains and losses, net of the related tax effect, on Securities AFS are excluded from earnings and are reported as a separate component of shareholders' equity until realized. Transfers of securities between categories are recorded at fair value

                 BANK CORPORATION OF GEORGIA AND SUBSIDIARIES

     INVESTMENT SECURITIES AND INVESTMENT SECURITIES AVAILABLE FOR SALE,
     CONTINUED

     at the date of transfer. Unrealized holding gains or losses associated with transfers from Investment Securities to Securities AFS are recorded as a separate component of shareholders' equity. The unrealized holding gains or losses included in the separate component of shareholders' equity for securities transferred from Securities AFS to Investment Securities are maintained and amortized into earnings over the remaining life of the security as an adjustment to yield in a manner consistent with the amortization or accretion of premium or discount on the associated security. A decline in the market value of any Investment Securities or Securities AFS below cost that is deemed other than temporary is charged to earnings and establishes a new cost basis for the security.

     Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to the yield. Realized gains and losses for securities classified as Securities AFS and Investment Securities are included in earnings and are derived using the specific identification method for determining the cost of securities sold.

     LOANS

     Loans are stated at the principal amount outstanding, net of unearned interest and the allowance for loan losses. Interest income on loans is recognized on the effective yield method. Nonrefundable loan fees and certain direct loan origination costs are accounted for in accordance with Statement of Financial Accounting Standard (SFAS) No. 91, "Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases." SFAS No. 91 requires recognition of loan origination fees, net of direct costs, over the life of the related loan as an adjustment to yield.

     Effective January 1, 1995, the Company adopted SFAS No. 114, "Accounting by Creditors for Impairment of a Loan" amended by SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure" in regards to accounting for impaired loans. A loan is impaired when, based on current information and events, it is probable that all amounts due according to the contractual terms of the loan agreement will not be collected. Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, or at the loan's observable market price, or at the fair value of the collateral of the loan if the loan is collateral dependent. The adoption of these standards had no material effect on earnings.

     The Banks are parties to agreements with the Federal Home Loan Bank of Atlanta, ("FHLB"). The agreements allow for advances by the FHLB at varying rates, secured by the Bank's stock in the FHLB, and certain 1-4 family, first mortgage loans, up to 75% of the outstanding balances of these residential loans. No advances were outstanding at December 31, 1996. At December 31, 1995, the Banks had total advances of $6,100,000.

     UNEARNED DISCOUNT

     The unearned discount on loans purchased is recognized over the remaining lives of the loans using the effective yield method.

     ALLOWANCE FOR LOAN LOSSES

     The allowance for loan losses is established through a provision for loan losses charged to expense. The allowance represents an amount which, in management's judgement, will be adequate to absorb losses on

                 BANK CORPORATION OF GEORGIA AND SUBSIDIARIES existing loans that may become uncollectible. Management's judgement in determining the adequacy of the allowance is based on evaluations of the collectibility of loans. These evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, current economic conditions that may affect the borrower's ability to pay, overall portfolio quality, and review of specific problem loans.

     Management's judgement in determining the adequacy of the allowance is based on evaluations of the collectibility of loans. These evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, current economic conditions that may affect the borrower's ability to pay, overall portfolio quality, and review of specific problem loans.

     Management believes that the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for loan losses. Such agencies may require the Company to recognize additions to the allowance based on judgments different than those of management.

     PREMISES AND EQUIPMENT

     Premises and equipment are stated at cost, less accumulated depreciation. Major additions and improvements are charged to the property accounts while replacements, maintenance and repairs, which do not improve or extend the life of respective assets, are expensed currently. When property is retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss, if any, is recognized. Depreciation expense is computed principally on the straight-line method over the following estimated useful lives:

          Buildings and improvements              15 - 40 years
          Furniture, fixtures and equipment        5 - 10 years
          Computer equipment                       3 - 5 years

     INTANGIBLE ASSETS

     The unamortized cost in excess of fair value of net assets acquired in bank acquisitions ("goodwill") amounted to approximately $1,323,000 and $394,000 at December 31, 1996 and 1995, respectively. Goodwill is being amortized on a straight-line basis with periods ranging from 15 to 25 years.

     401(K) PLAN

     The Company has a retirement plan qualified pursuant to Internal Revenue Code Section 401(k) ("401(k) Plan"). The 401(k) Plan covers substantially all employees subject to certain minimum age and service requirements. Contributions to the plan by employees is voluntary; however, the Company will match a minimum of 25% of the employee's contributions. Contributions to the plan charged to expense for the years ended December 31, 1996, 1995 and 1994 amounted to approximately $81,000, $153,000 and $151,000, respectively.

                  BANK CORPORATION OF GEORGIA AND SUBSIDIARIES

     EMPLOYEE STOCK OWNERSHIP PLAN

     The Company sponsors a leveraged employee stock ownership plan ("ESOP") that covers substantially all employees subject to certain minimum age and service requirements. The Company makes contributions to the ESOP which the plan trustee is required to use to make loan principal and interest payments. All dividends received by the ESOP are used to pay debt service. The ESOP shares initially were pledged as collateral for its debt. As the debt is repaid, shares are released from collateral and allocated to active employees, based on the proportion of debt service paid in the year. The Company accounts for its ESOP in accordance with Statement of Position 93-6 (SOP 93- 6). Accordingly, the debt of the ESOP is recorded as debt and the shares pledged as collateral are reported as unearned ESOP shares in the statement of financial position. All shares held by the Company's ESOP plan are considered "old ESOP" shares as defined by SOP 93-6; therefore, as shares are released from collateral, the Company reports compensation expense equal to the cost of the shares, and the shares become outstanding for earnings per share computations. Dividends on allocated ESOP shares are recorded as a reduction of retained earnings; dividends on unallocated ESOP shares are recorded as a reduction of debt and accrued interest. ESOP compensation expense was $74,300, $69,800 and $64,600 for years ended December 31, 1996, 1995 and 1994, respectively. The ESOP shares as of December 31 were as follows:

                                                  1996              1995
                                                  ----              ----
         Allocated shares                        244,808           233,577
         Unreleased shares                        38,828            50,059
                                                 -------           -------

         Total ESOP shares                       283,636           283,636
                                                 -------           -------

         Fair value of unreleased shares       $ 651,000           726,000
                                                 =======           =======

     INCOME TAXES

     The Company accounts for income taxes pursuant to the asset and liability method which requires the recognition of deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Additionally, the method requires the recognition of future tax benefits, such as net operating loss carryforwards, to the extent that realization of such benefits is more likely than not. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the assets and liabilities are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income tax expense in the period that includes the enactment date.

     In the event the future tax consequences of differences between the financial reporting bases and the tax bases of the Company's assets and liabilities results in deferred tax assets, an evaluation of the probability of being able to realize the future benefits indicated by such asset is required. A valuation allowance is provided for the portion of the deferred tax asset when it is more likely than not that some portion or all of the deferred tax asset will not be realized. In assessing the realizability of the deferred tax assets, management considers the scheduled reversals of deferred tax liabilities, projected future taxable income, and tax planning strategies.

                  BANK CORPORATION OF GEORGIA AND SUBSIDIARIES

     INTEREST RATE RISK MANAGEMENT

     As part of the Company's overall interest rate risk management, the Company uses interest rate swaps and interest rate floors. These contracts are designated by the Company as hedges of interest rate exposures, and interest income or expense derived from these contracts is recorded over the life of the contract as an adjustment to interest income or expense.

     NET EARNINGS PER SHARE

     Net earnings per share are based on the weighted average number of shares outstanding during each year including consideration of stock options, which represent common stock equivalents. It is assumed that all dilutive stock options are exercised at the beginning of the year and that the proceeds are used to purchase shares of the Company's common stock. The average market price during each year is used to compute equivalent shares assumed to be acquired for primary earnings per share, whereas year-end prices are used for fully diluted per-share amounts. Unearned ESOP shares are not considered outstanding for purposes of earnings per share.

(2)  ACQUISITIONS AND SALES

     In November 1990, the Company acquired a 25% interest in the common stock of AmeriCorp through the purchase of newly issued shares of AmeriCorp. During 1992, the Company increased its ownership interest to 34% and in December 1993 further increased its ownership to 67%. These investments in AmeriCorp comprised both cash invested by the Company and stock issued by AmeriCorp for management fees and accrued interest payable to the Company. In March 1996, the Company issued 149,215 of its $1 par value common stock in exchange for all of the remaining outstanding shares of AmeriCorp and additionally paid certain acquisition costs. Dissenting and fractional AmeriCorp shareholders were paid $67,432. The Company accounted for this transaction, as well as incremental stock purchases, using the purchase method. The reported purchase price for AmeriCorp was based on the fair market value of the assets acquired and liabilities assumed as of the closing dates, and the results of all operations have been included in the consolidated financial statements since the initial 1990 acquisition, net of respective minority interests for each year.

     The Company had also made investments in AmeriCorp through the purchase of preferred stock. The preferred stock, which was not convertible into common stock, required the payment of dividends in cash or additional preferred stock at a fixed rate of 8%. It was redeemable at the option of AmeriCorp and contained liquidation preferences at par value.

     At the time that the remaining AmeriCorp common stock was acquired in 1996, the Company liquidated AmeriCorp through the payment of dividends-in-kind of the remaining net assets of AmeriCorp including its investment in its wholly-owned subsidiary, AmeriBank, and cancelled AmeriCorp's common and preferred stock.

     In February 1996, AmeriBank acquired certain assets and assumed certain liabilities of the Victory Drive branch in Savannah, Georgia of Bank South, N.A. As the result of the assumption of certain deposit and other liabilities and the purchase of certain loans and other assets, AmeriBank received $12,687,620 at closing. The excess purchase price over fair value of the net liabilities assumed (goodwill) was approximately $355,000 and is being amortized over 15 years using the straight line method.

                  BANK CORPORATION OF GEORGIA AND SUBSIDIARIES

     In June 1996, the Company acquired all of the outstanding common stock of Effingham Bank & Trust ("Effingham"), a $25 million commercial bank located in Rincon, Georgia in exchange for 204,928 shares of its $1 par value common stock and approximately $53,352 paid for dissenting and fractional shares. The number of shares exchanged for Effingham stock included 16,225 shares exchanged for Effingham shares under options which were exercised during 1995 prior to the merger. The acquisition was accounted for as a pooling of interests and, accordingly, the consolidated financial statements for all periods presented have been restated to include the financial position and results of operations as if the combination had occurred on January 1, 1994.

     The following is a reconciliation of the amounts of net interest income and net earnings previously reported with the restated amounts:

                                                        1996              1995             1994
                                                        ----              ----             ----
     Net interest income:
     The Company as previously reported in
     1995 and 1994                                  $ 13,375,522       12,006,769        9,575,324

     Effingham                                         1,115,425        1,245,126        1,047,236
                                                      ----------       ----------       ----------
     As restated                                    $ 14,490,947       13,251,895       10,622,560
                                                      ==========       ==========       ==========

     Net earnings (loss):
     The Company as previously reported in
     1995 and 1994                                  $  3,379,969        3,017,831        2,229,400

     Effingham                                           (67,279)        (154,173)          79,880
                                                      ----------       ----------       ----------
     As restated                                    $  3,312,690        2,863,658        2,309,280
                                                      ==========       ==========       ==========

     In March 1994, FSB sold substantially all the assets and liabilities of its Ashburn banking unit to Ashburn Bank. The sale resulted in a cash payment to Ashburn Bank of approximately $2,404,000 and a transfer of deposit liabilities of $7,369,000 and assets, consisting primarily of loans, of $4,787,000. FSB recognized a gain of approximately $178,000 as a result of this sale.

     In September 1994, the Company sold substantially all the assets and liabilities of Ben Hill to Bankers First. The sale resulted in a cash payment to Bankers First of approximately $10,114,000 and a transfer of deposit liabilities of $14,540,000 and assets, consisting primarily of loans, of $3,791,000. The gain on this sale amounted to $636,000.

                  BANK CORPORATION OF GEORGIA AND SUBSIDIARIES

(3)    INVESTMENT SECURITIES

       Investment Securities and Securities AFS at December 31, 1996 and 1995 are as follows:

                                                                  Gross         Gross        Estimated
                                                Amortized      Unrealized     Unrealized       Fair
                                                  Cost            Gains         Losses         Value
                                                  ----            -----         ------         -----
     INVESTMENT SECURITIES:
       December 31, 1996:
         U.S. Treasury and
           U.S. Government agencies           $ 1,000,000              -        16,356        983,644
         State, county and municipal               88,719          2,487             -         91,206
                                              -----------      ---------       -------     ----------

                                              $ 1,088,719          2,487        16,356      1,074,850
                                              ===========      =========       =======     ==========
       December 31, 1995:
         U.S. Treasury and
           U.S. Government agencies           $ 1,000,000              -        13,485        986,515
         State, county and municipal              135,448         10,335             -        145,783
                                              -----------      ---------       -------     ----------

                                              $ 1,135,448         10,335        13,485      1,132,298
                                              ===========      =========       =======     ==========

     SECURITIES AFS:
       December 31, 1996:
         U.S. Treasury and
           U.S. Government agencies           $36,524,815        573,088       133,688     36,964,215
         Mortgage backed securities             5,891,062         35,910        62,589      5,864,383
                                              -----------      ---------       -------     ----------

                                              $42,415,877        608,998       196,277     42,828,598
                                              ===========      =========       =======     ==========


       December 31, 1995:
         U.S. Treasury and
           U.S. Government agencies           $35,892,851      1,417,154         6,894     37,303,111
         Mortgage backed securities             2,055,131              -        64,937      1,990,194
                                              -----------      ---------       -------     ----------

                                              $37,947,982      1,417,154        71,831     39,293,305
                                              ===========      =========       =======     ==========

                  BANK CORPORATION OF GEORGIA AND SUBSIDIARIES

(3)  INVESTMENT SECURITIES, CONTINUED

     The amortized cost and fair value of Investment Securities and Securities AFS at December 31, 1996, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

                                                       Investment Securities                   Securities AFS
                                                         December 31, 1996                   December 31, 1996
                                                 ----------------------------------  ----------------------------------
                                                                      Estimated                           Estimated
                                                    Amortized            Fair           Amortized            Fair
                                                       Cost             Value              Cost             Value
                                                    ---------         ---------         ---------         ---------
     U.S. Treasury and
         U.S. Government agencies
             Within 1 year                        $         -                 -         6,475,285         6,513,911
             1 to 5 years                           1,000,000           983,644        30,049,530        30,450,304
                                                    ---------         ---------        ----------        ----------
                                                  $ 1,000,000           983,644        36,524,815        36,964,215
                                                    =========         =========        ==========        ==========

     State, county and municipal:
             1 to 5 years                         $    88,719            91,206                 -                 -
                                                    ---------         ---------        ----------        ----------

                                                  $    88,719            91,206                 -                 -
                                                    =========         =========        ==========        ==========

     Total securities:
             Within 1 year                        $         -                 -         6,475,285         6,513,911
             1 to 5 years                           1,088,719         1,074,850        30,049,530        30,450,304
             Mortgage-backed securities                     -                 -         5,891,062         5,864,383
                                                    ---------         ---------        ----------        ----------

                                                  $ 1,088,719         1,074,850        42,415,877        42,828,598
                                                    =========         =========        ==========        ==========

     Proceeds from sales of Securities AFS during 1996, 1995 and 1994 were $9,526,180, $2,419,286 and $19,163,119, respectively. Gross gains of
     $26,816, $2,000 and $8,114 and gross losses of  $28,313,  $12,767 and
     $323,690 were realized on those sales in 1996, 1995 and 1994, respectively.

     Securities AFS with a carrying value of approximately $18,433,000 and $14,740,000 at December 31, 1996 and 1995, respectively, were pledged to secure public deposits or for other purposes.

                  BANK CORPORATION OF GEORGIA AND SUBSIDIARIES

(4)    LOANS

       Major classifications of loans at December 31, 1996 and 1995 are summarized as follows:

                                                                   1996                    1995
                                                                   ----                    ----
       Commercial, financial and agricultural                $   44,429,766              48,887,045
       Loans secured primarily by real estate                   110,836,258             100,896,377
       Construction                                              23,477,730              19,934,134
       Consumer                                                  11,425,654              11,756,065
                                                               ------------             -----------

                                                                190,169,408             181,473,621
       Less:  Allowance for loan losses                           2,849,340               2,652,412
       Unearned discount                                            736,360                 931,596
                                                               ------------             -----------

                                                             $  186,583,708             177,889,613
                                                               ============             ===========

       The loan portfolio is comprised of loans originated throughout Georgia and participations purchased.

       Changes in the allowance for loan losses for the years ended December 31, 1996, 1995 and 1994 are summarized as follows:

                                                        1996              1995              1994
                                                        ----              ----              ----
       Balance, beginning of year                    $ 2,652,412         2,316,054         2,254,768
       Provisions charged to operating expense           409,000           465,005           447,003
       Loan charge-offs                                 (360,534)         (351,334)         (510,960)
       Recoveries                                        148,462           222,687           291,243
       Sales of banking units                                  -                 -          (166,000)
                                                       ---------         ---------         ---------

       Balance, end of year                          $ 2,849,340         2,652,412         2,316,054
                                                       ==========        =========         =========

(5)    TIME DEPOSITS

       At December 31, 1996 the scheduled maturities of time deposits are as follows:

          1997                              $  86,690,119
          1998                                 26,357,225
          1999                                  9,257,643
          2000                                  2,132,182
          2001                                    728,294
                                              -----------
                                            $ 125,165,463
                                              ===========

       At December 31, 1996 and 1995, the Company had individual time deposits over $100,000 of approximately $29,078,000 and $29,602,000, respectively.

                  BANK CORPORATION OF GEORGIA AND SUBSIDIARIES

(6)  NOTES PAYABLE

     Notes payable at December 31, 1996 and 1995 are summarized as follows:


                                                                                      1996                1995
                                                                                      ----                ----
     Borrowings of the ESOP trust from a bank guaranteed by the
     Company, payable in varying annual installments with
     interest payable quarterly at the prime rate.  The ESOP may
     borrow a maximum of $600,000 on this note.                                   $         -            270,809

     Note payable to a bank in annual installments of $300,000
     with interest payable quarterly at the prime rate and secured
     by the common stock of all wholly-owned bank subsidiaries.                     1,500,000          2,500,000
                                                                                   ----------          ---------

                                                                                  $ 1,500,000          2,770,809
                                                                                   ==========          =========


     The note payable to a bank allows for additional borrowings up to $500,000 with the same repayment terms as described above. The loan agreement contains covenants and restrictions pertaining to the maintenance of certain financial ratios, limitations on the incurrence of additional debt, and declaration of dividends or other capital transactions.

                  BANK CORPORATION OF GEORGIA AND SUBSIDIARIES

(7)  SHAREHOLDERS' EQUITY

     During 1995, the Company's Board of Directors authorized a stock split to be effected in the form of a 75% stock dividend. All references in the financial statements to number of shares, per share amounts, and stock option and ESOP data have been adjusted for the stock split.

     The Company has a Stock Option Plan under which a maximum of 404,766 shares of common stock have been reserved. The Plan also contains certain stock appreciation rights whereby the Company would pay in cash or stock an amount up to 200% of the excess of the fair market value of the Company's stock at the date of exercise over the fair market value at the grant date. Exercise of either the stock options or the stock appreciation rights precludes exercise of the other. Stock options are granted with exercise prices which approximate the market value of the Company's stock at the grant date.

     SFAS No. 123, "Accounting for Stock-Based Compensation," became effective January 1, 1996. This statement encourages, but does not require, entities to compute the fair value of options at the date of grant and to recognize such costs as compensation expense immediately if there is no vesting period or ratably over the vesting period of the options. The Company has chosen not to adopt the cost recognition principles of this statement. No compensation cost has been recognized for the stock option plan. Had compensation cost for the plan been determined based upon the fair value of the options at the grant dates consistent with the methods as provided in SFAS No. 123, "Accounting for Stock-Based Compensation," the Company's net earnings and net earnings per share would have been reduced to the proforma amounts indicated below:

                                                                       1996
                                                                       ----
     Net earnings                   As reported                    $  3,312,690
                                    Proforma                       $  3,085,693
     Net earnings per share         As reported                    $       1.41
                                    Proforma                       $       1.32

     The fair value of each option is estimated on the date of grant using the Black-Scholes options-pricing model with the following weighted average assumptions used for grants in 1996: dividend yield of 1%, volatility of 34%, a risk free interest rate of 6%, and an expected life of 8 years.

     A summary status of the Company's Stock Option Plan as of December 31, 1996 and 1995, and changes during the years ending on those dates is presented below:

                                                         1996                           1995
                                                         ----                           ----
                                                               Wtd. Avg.                      Wtd. Avg.
                                                               Exercise                       Exercise
                                                 Shares          Price          Shares          Price
                                                 ------          -----          ------          -----
     Outstanding, beginning of year             208,415     $   6.36        243,540        $   5.98
     Options granted during the year             36,625     $  11.26              -        $      -
     Options exercised during the year           (6,875)    $   4.83        (32,500)       $   4.29
     Options cancelled during the year                -     $      -         (2,625)       $   7.43
                                                -------       ------        -------           -----

     Outstanding, end of year                   238,165     $   7.16        208,415        $   6.36
                                                -------       ------        -------           -----
     Options exercisable at year end            205,290     $   6.43        173,415        $   6.14
                                                -------       ------        -------           -----
     Weighted average fair value of                            10.00                       $      -
     options granted during the year                          ------                          -----

                  BANK CORPORATION OF GEORGIA AND SUBSIDIARIES

(7)  SHAREHOLDERS' EQUITY, CONTINUED

     Options outstanding at December 31, 1996 had exercise prices ranging from $5.57 to $13.00, with a weighted average exercise price of $7.16, and an average remaining life of approximately 5 years.

     Included in salaries and employee benefits expense for 1995 was approximately $20,000 related to the exercise of 3,500 stock appreciation rights by officers of the Company. There were no stock appreciation rights exercised in 1996. Compensation expense is not being recorded on the unexercised stock appreciation rights since, in management's opinion, there is a higher probability that the stock options will be exercised.

     The loan agreement covering the Company's $1,500,000 note payable restricts the payment of dividends by bank subsidiaries to the amount as permitted by the regulators and requires that the subsidiaries remain in compliance with certain capital levels specified in the loan agreement. The loan agreement further restricts the payment of cash dividends by the Company to its stockholders. In any year, the Company may not, without advance approval by the lender, pay dividends which together with the dividends paid in the preceding two years, exceed 25% of consolidated net earnings for the three year period.

(8)  INTEREST EXPENSE

     Interest expense for December 31, 1996, 1995 and 1994 is as follows:

                                                               1996            1995            1994
                                                               ----            ----            -----
                    NOW and money market deposits           $2,291,925       1,910,498       1,984,458
                    Savings deposits                           244,655         244,335         291,347
                    Time deposits                            6,989,629       6,682,067       4,290,586
                    Notes payable and other                    351,706         498,870         680,494
                                                            ----------       ---------       ---------

                                                            $9,877,915       9,335,770       7,246,885
                                                            ==========       =========       =========


(9)  INCOME TAXES
     The components of income tax expense (benefit) for the years ended December 31, 1996, 1995 and 1994 are as follows:

                                                               1996            1995            1994
                                                               ----            ----            ----
              Current                                      $1,501,074         967,645         816,467
              Deferred                                       (343,739)        (88,901)        (36,868)
              Utilization of net operating loss
              carryforwards                                   553,230         491,300         266,000
              Change in valuation allowance                  (551,956)       (439,294)     (1,196,920)
                                                           ----------        --------      ----------

                                                           $1,158,609         930,750        (151,321)
                                                           ==========        ========      ==========

                  BANK CORPORATION OF GEORGIA AND SUBSIDIARIES

(9)  INCOME TAXES, CONTINUED

     The differences between income tax expense and the "expected" amount computed by applying the statutory Federal income tax rate to earnings before taxes and minority interest in earnings of subsidiary are as follows:

                                                              1996            1995            1994
                                                              ----            ----            ----
              Current "expected" tax expense               $1,536,000       1,420,000         955,000
              Increase (decrease) resulting from:
                 Reduction in deferred tax asset
                    valuation allowance                      (551,956)       (439,294)     (1,196,920)
                 Other                                        174,565         (49,956)         90,599
                                                           ----------       ---------      ----------

                                                           $1,158,609         930,750        (151,321)
                                                           ==========       =========      ==========

     The following summarizes the sources and expected tax consequences of future taxable deductions (income) which comprise the net deferred tax assets as of December 31, 1996 and 1995. The net deferred tax assets are included as components of other assets within the consolidated balance sheets.

                                                                          1996                1995
                                                                          ----                ----
              Gross deferred income tax assets:
                Allowance for loan losses                             $  572,642             426,775
                Other real estate                                         76,729              65,000
                State tax credits                                        100,815              41,917
                Net operating losses                                   1,925,446           2,431,306
                Other                                                     77,817              97,042
                                                                      ----------           ---------

              Total gross deferred income tax assets                   2,753,449           3,062,040
              Less valuation allowance                                         -            (551,956)
                                                                      ----------           ---------

              Net deferred income tax assets                           2,753,449           2,510,084

              Gross deferred income tax liabilities:
                Unrealized gains on Securities AFS                      (124,113)           (457,441)
                Premises and equipment                                  (230,864)           (297,811)
                Other                                                    (50,980)            (83,133)
                                                                      ----------           ---------
              Total gross deferred income tax liabilities               (405,957)           (838,385)
                                                                      ----------           ---------

              Net deferred tax asset                                  $2,347,492           1,671,699
                                                                      ==========           =========

     The deferred tax asset valuation allowance reflects management's estimate of future tax benefits from Federal and State of Georgia net operating loss carryforwards and credits included in the total deferred tax asset, which may not be realized based on the weight of available evidence. During 1994 and 1995, the Company reduced the beginning of the year valuation allowance at AmeriCorp to reflect changes in judgement as to the realizability of the AmeriCorp and AmeriBank net operating losses as they began to generate sufficient and predictable current taxable income during these two years. The Effingham deferred tax asset valuation allowance was reduced effective with its acquisition by the Company.

                  BANK CORPORATION OF GEORGIA AND SUBSIDIARIES

     Prior to 1996, AmeriCorp and AmeriBank filed separate consolidated and Effingham filed separate Federal and State of Georgia income tax returns. After the 1996 acquisitions, AmeriCorp, AmeriBank and Effingham are included in the consolidated Company Federal and State of Georgia income tax returns. Consolidated Federal and Georgia tax net operating losses, approximating $4,600,000 and $8,955,000 at December 31, 1996, respectively, are available to offset future consolidated taxable income. The use of these carryforwards is limited to future consolidated taxable earnings and to annual limitations imposed by the Internal Revenue Code. The Company may use no more than $1,007,000 annually of its remaining Federal and State of Georgia net operating losses which begin to expire in 2002.

(10) COMMITMENTS AND CONTINGENCIES

     The Banks are parties to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of their customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet. The contractual amounts of those instruments reflect the extent of involvement the Banks have in particular classes of financial instruments.

     The Banks' exposure to credit loss in the event of non-performance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Banks use the same credit policies in making commitments and conditional obligations as they do for on-balance-sheet instruments.

     In most cases, the Banks require collateral or other security to support financial instruments with credit risk.

                                                               Approximate
                                                           Contractual Amount
                                                           ------------------
                                                           1996          1995
                                                           ----          ----
        Financial instruments whose contract amounts
        represent credit risk:
            Commitments to extend credit               $13,720,000   18,554,000
            Standby letters of credit                  $   905,000      655,000

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Banks evaluate each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary, upon extension of credit is based on management's credit evaluation. Collateral held varies but may include unimproved and improved real estate, certificates of deposit, or personal property.

     Standby letters of credit are conditional commitments issued by the Banks to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The extent of collateral held for those commitments at December 31, 1996 and 1995 varies.

     The Company has entered into certain agreements for the purpose of managing its exposure to short term interest rate fluctuations. Notional amounts are used to express the volume of these transactions, however, they do not represent cash flows and the amounts subject to credit risk are much smaller.

     The Company entered into several interest rate swap agreements during 1995 and 1996 to manage its exposure to short-term interest rate fluctuations. At December 31, 1996, five agreements were outstanding with aggregate notional amounts of $25,000,000, and maturities ranging from August 1997

                  BANK CORPORATION OF GEORGIA AND SUBSIDIARIES through November 1999. Under the terms of the agreements, the Company will receive fixed rates of interest averaging approximately 6.32%, while paying floating rates of interest based on the three month LIBOR. Weighted average rates paid by the Company during 1996 were approximately 5.53%.

     In addition the Company has purchased interest rate floor contracts with aggregate notional amounts of $30,000,000, maturing in March 1997. Under the terms of the agreement, the Company will be reimbursed on a quarterly basis for decreases in the federal funds rate for any period during the agreement in which the federal funds rate falls below 5.5%. At December 31, 1996, the federal funds rate was 5.25%. Amortization of premiums related to the purchase of these contracts amounted to approximately $44,000 for 1996.

     During 1996, in anticipation of the maturity of the interest rate floor contracts in March 1997, the Company entered into forward interest rate floor contracts effective beginning April, 1997 with aggregate notional amounts of $30,000,000 maturing through May, 1999. Under the terms of these agreements, the Company will be reimbursed on a quarterly basis, for decreases in the federal funds rate for any period during the agreement in which the federal funds rate falls below 5.0%. Amortization of premiums related to the purchase of these contracts amounted to approximately $26,000.

     The Company is exposed to credit loss in the event of non-performance by the other party to the interest rate floor and interest rate swap agreements; however, based on management's credit analysis, the Company does not anticipate non-performance by the counterparty.

     During 1996, AmeriBank assumed the lease of a branch facility. The minimum lease payments amount to approximately $17,000 per month and are subject to increases based on the Consumer Price Index and other costs. The lease agreement expires in December 2007.

(11) RELATED PARTY TRANSACTIONS

     In the normal course of business, executive officers and directors of the Company and certain business organizations and individuals associated with them, maintain a variety of banking relationships with the Banks. Transactions with executive officers and directors are made on terms comparable to those available to other Bank customers. The following table summarizes related party loan activity during 1996:

          Beginning balance                            $ 2,898,000
          New loans                                      5,992,000
          Repayments                                    (2,012,000)
                                                         ---------

          Ending balance                               $ 6,878,000
                                                         =========

     The Company leases its administrative office under an operating lease arrangement with the Chairman of the Board of Directors. The lease term extends through January, 2003 and is renewable for 8 years at that time. Rental expense under this agreement will amount to approximately $84,000 annually.

     Outstanding deposits to related parties amounted to approximately $8,238,000 and $8,156,000 at December 31, 1996 and 1995, respectively.

(12) DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     SFAS No. 107, "Disclosures about Fair Value of Financial Instruments", requires that the Company disclose estimated fair values for its financial instruments. Fair value estimates, methods, and assumptions are set forth below.

                  BANK CORPORATION OF GEORGIA AND SUBSIDIARIES

(12) DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS, CONTINUED

     CASH AND CASH EQUIVALENTS

     For cash, due from banks, federal funds sold and interest-bearing deposits with other banks due within three months, the carrying amount is a reasonable estimate of fair value.

     INVESTMENT SECURITIES AND INVESTMENT SECURITIES AVAILABLE FOR SALE

     For securities held for investment purposes, fair values are based on quoted market prices.

     LOANS

     The fair value of fixed rate loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings. For variable rate loans, the carrying amount is a reasonable estimate of fair value.

     DEPOSIT LIABILITIES

     The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities.

     NOTES PAYABLE

     Because the Company's notes payable carry a variable rate, the carrying amount is a reasonable estimate of fair value.

     FHLB ADVANCES

     The fair value of FHLB Advances is estimated by discounting the future cash flows using the current rates at which advances of like maturity would be made.

     COMMITMENTS TO EXTEND CREDIT, STANDBY LETTERS OF CREDIT AND FINANCIAL GUARANTEES WRITTEN

     Because commitments to extend credit and standby letters of credit are made using variable rates and are for terms less than one year, the contract value is a reasonable estimate of fair value.

     INTEREST RATE SWAPS AND INTEREST RATE FLOORS

     The fair value of interest rate swaps and interest rate floors is obtained from dealer quotes. These values represent the estimated amount the Company would receive to terminate the contracts or agreements, taking into account current interest rates and when appropriate, the current creditworthiness of the counterparties.

     LIMITATIONS

     Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on many judgments. These estimates are subjective in nature and involve uncertainties and matters of significant judgement and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

     Fair value estimates are based on existing on and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Significant assets and liabilities that are not considered financial instruments include deferred income taxes, premises and equipment, and goodwill. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

                 BANK CORPORATION OF GEORGIA AND SUBSIDIARIES

(12)  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS, CONTINUED

      The carrying amount and estimated fair values of the Company's financial instruments at December 31, 1996 and 1995 are as follows:

                                                         1996                           1995
                                            ----------------------------    --------------------------
                                                Carrying       Estimated      Carrying      Estimated
                                                 Amount       Fair Value       Amount       Fair Value
                                            ------------      ----------    ----------      ----------
      Assets:
           Cash and cash equivalents        $ 39,237,974      39,237,974    25,289,382      25,289,382
           Investment securities               1,088,719       1,074,850     1,135,448       1,131,943
           Securities AFS                     42,828,598      42,828,598    39,293,305      39,293,305
           Loans                             186,583,708     185,720,314   177,889,613     179,112,329

      Liabilities:
           Deposits                          258,698,432     259,754,641   224,223,006     225,068,763
           Notes payable                       1,500,000       1,500,000     2,770,809       2,770,809
           Federal Home Loan Bank advances             -               -     6,100,000       6,100,000
      Unrecognized financial
           instruments:
           Commitments to extend credit       13,720,000      13,720,000    18,554,000      18,554,000
           Standby letters of credit             905,000         905,000       655,000         655,000
           Interest rate swaps                         -         225,140             -         610,076
           Interest rate floors                  111,000         213,052        47,250         212,454



(13)  REGULATORY MATTERS

      The Banks and the Company are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Banks' financial statements. Under certain adequacy guidelines and the regulatory framework for prompt corrective action, the Banks must meet specific capital guidelines that involve quantitative measures of the Banks' assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Banks' capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

      Quantitative measures established by regulation to ensure capital adequacy require the Banks to maintain minimum amounts and ratios of total and Tier 1 capital to risk-weighted assets and of Tier 1 capital to average assets. Management believes, as of December 31, 1996, that the Bank meets all capital adequacy requirements to which it is subject.

      As of December 31, 1996, the most recent notification from the Comptroller of the Currency categorized the Banks as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Banks must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's category.

                 BANK CORPORATION OF GEORGIA AND SUBSIDIARIES

(13) REGULATORY MATTERS, CONTINUED
     The Banks' and the Company's actual capital amounts (in 000's) and ratios are also presented in the table.

                                                     Actual
                                                     ------
                                              Amount          Ratio
                                              ------          -----
As of December 31, 1996
 Total Capital (to Risk Weighted Assets):
  Consolidated                                 $26,021        12.34%   greater than and equal to
  First South Bank, N.A.                       $16,438        12.94%   greater than and equal to
  Ameribank, N.A.                              $10,517        12.44%   greater than and equal to
 Tier 1 Capital (to Risk Weighted Assets):
  Consolidated                                 $23,488        11.14%   greater than and equal to
  First South Bank, N.A.                       $14,850        11.69%   greater than and equal to
  Ameribank, N.A.                              $ 9,572        11.78%   greater than and equal to
 Tier 1 Capital (to Risk Weighted Assets):
  Consolidated                                 $23,488         9.30%   greater than and equal to
  First South Bank, N.A.                       $14,850         8.76%   greater than and equal to
  Ameribank, N.A.                              $ 9,572        11.54%   greater than and equal to

As of December 31, 1995
 Total Capital (to Risk Weighted Assets):
  Consolidated                                 $25,768        12.22%   greater than and equal to
  First South Bank, N.A.                       $16,053        12.81%   greater than and equal to
  Ameribank, N.A.                              $ 9,715        13.15%   greater than and equal to
 Tier 1 Capital (to Risk Weighted Assets):
  Consolidated                                 $23,235        11.14%   greater than and equal to
  First South Bank, N.A.                       $15,237        11.67%   greater than and equal to
  Ameribank, N.A.                              $ 8,754        11.90%   greater than and equal to
 Tier 1 Capital (to Risk Weighted Assets):
  Consolidated                                 $23,235         8.99%   greater than and equal to
  First South Bank, N.A.                       $15,237         9.10%   greater than and equal to
  Ameribank, N.A.                              $ 8,754         9.62%   greater than and equal to

                                                   For Capital
                                                Adequacy Purposes
                                                -----------------
                                              Amount          Ratio
                                              ------          -----
As of December 31, 1996
 Total Capital (to Risk Weighted Assets):
  Consolidated                                16,869         8.00%
  First South Bank, N.A.                      10,163         8.00%    greater than and equal to
  Ameribank, N.A.                              6,763         8.00%    greater than and equal to
 Tier 1 Capital (to Risk Weighted Assets):
  Consolidated                                 8,434         4.00%
  First South Bank, N.A.                       4,989         4.00%    greater than and equal to
  Ameribank, N.A.                              3,250         4.00%    greater than and equal to
 Tier 1 Capital (to Risk Weighted Assets):
  Consolidated                                10,102         4.00%
  First South Bank, N.A.                       6,658         4.00%    greater than and equal to
  Ameribank, N.A.                              3,138         4.00%    greater than and equal to

As of December 31, 1995
 Total Capital (to Risk Weighted Assets):
  Consolidated                                16,869         8.00%
  First South Bank, N.A.                      10,025         8.00%    greater than and equal to
  Ameribank, N.A.                              5,910         8.00%    greater than and equal to
 Tier 1 Capital (to Risk Weighted Assets):
  Consolidated                                 8,343         4.00%
  First South Bank, N.A.                       5,223         4.00%    greater than and equal to
  Ameribank, N.A.                              2,943         4.00%    greater than and equal to
 Tier 1 Capital (to Risk Weighted Assets):
  Consolidated                                 10,338         4.00%
  First South Bank, N.A.                        6,698         4.00%   greater than and equal to
  Ameribank, N.A.                               3,640         4.00%   greater than and equal to

                                                                To Be Well
                                                            Capitalized Under
                                                            Prompt Corrective
                                                            Action Provisions
                                                            -----------------
                                               Amount                               Ratio
                                               ------                               -----
As of December 31, 1996
 Total Capital (to Risk Weighted Assets):
  Consolidated                                    N/A                                  N/A
  First South Bank, N.A.                       12,703   greater than and equal to    10.00%
  Ameribank, N.A.                               8,454   greater than and equal to   10.00%
 Tier 1 Capital (to Risk Weighted Assets):
  Consolidated                                    N/A                                  N/A
  First South Bank, N.A.                        7,483   greater than and equal to     6.00%
  Ameribank, N.A.                               4,875   greater than and equal to     6.00%
 Tier 1 Capital (to Risk Weighted Assets):
  Consolidated                                    N/A                                  N/A
  First South Bank, N.A.                        8,322   greater than and equal to     5.00%
  Ameribank, N.A.                               4,147   greater than and equal to     5.00%

As of December 31, 1995
 Total Capital (to Risk Weighted Assets):
  Consolidated                                    N/A                                  N/A
  First South Bank, N.A.                       12,532   greater than and equal to    10.00%
  Ameribank, N.A.                               7,388   greater than and equal to    10.00%
 Tier 1 Capital (to Risk Weighted Assets):
  Consolidated                                    N/A                                  N/A
  First South Bank, N.A.                        7,834   greater than and equal to     6.00%
  Ameribank, N.A.                               4,414   greater than and equal to     6.00%
 Tier 1 Capital (to Risk Weighted Assets):
  Consolidated                                    N/A                                  N/A
  First South Bank, N.A.                        8,372   greater than and equal to     5.00%
  Ameribank, N.A.                               4,550   greater than and equal to     5.00%


     At December 31, 1995, the ratios for First South Bank, N.A. include the capital of Coweta and Middle Georgia. These charters were merged with FSB during 1996.

(14) SUBSEQUENT EVENTS

     On March 17, 1997, the Company's Board of Directors signed a statement of intent to merge with Century South Banks, Inc. ("CSBI"). On March 31, 1997, CSBI and the Company signed the Merger Agreement setting forth the terms and conditions of the Merger. On July 11, 1997, the parties amended the Merger Agreement such that the Company's shareholders will receive 1.35 shares of CSBI stock for each share of the Company's stock they hold. The Company expects the Merger to be consummated by the end of the fourth quarter 1997.

                  BANK CORPORATION OF GEORGIA AND SUBSIDIARIES

(15)  BANK CORPORATION OF GEORGIA (PARENT COMPANY ONLY) FINANCIAL INFORMATION

                                                   Balance Sheets

                                             December 31, 1996 and 1995

                                                       Assets
                                                       ------
                                                                                                             1995
                                                                                                           Restated
                                                                                    1996                    Note 2
                                                                                    ----                    ------
Cash                                                                            $    91,651                        -
Accrued dividend receivable                                                               -                  380,647
Investments in common stock of subsidiaries                                      25,874,466               20,124,010
Investment in preferred stock of subsidiary                                               -                3,944,700
Other assets                                                                      2,600,768                1,393,076
                                                                                -----------               ----------

                                                                                $28,566,885               25,842,433
                                                                                ===========               ==========

                                       Liabilities and Shareholders' Equity
                                       ------------------------------------

Accrued expenses and other liabilities                                          $   344,322                  837,332
Notes payable                                                                     1,500,000                2,770,809
                                                                                -----------               ----------

         Total liabilities                                                        1,844,322                3,554,789

Shareholders' equity                                                             26,722,563               22,234,292
                                                                                -----------               ----------

                                                                                $28,566,885               25,842,433
                                                                                ===========               ==========

                 BANK CORPORATION OF GEORGIA AND SUBSIDIARIES

(15) BANK CORPORATION OF GEORGIA (PARENT COMPANY ONLY) FINANCIAL INFORMATION, CONTINUED

                            Statements of Earnings

             For the Years Ended December 31, 1996, 1995 and 1994

                                                                                        1995                1994
                                                                                      (Restated          (Restated
                                                                    1996               Note 2)            Note 2)
                                                                    ----               -------            -------
Income:
        Dividends from subsidiaries                                $   2,655,405         1,379,181           3,473,425
        Management fees                                                  540,000           540,000             420,000
        Interest                                                              --                --                 843
                                                                      ----------         ---------           ---------

          Total income                                                 3,195,405         1,919,181           3,894,268
                                                                      ----------         ---------           ---------

Expenses:
        Interest                                                         153,525           218,225             211,187
        Salaries and employee benefits                                   674,022           782,455             575,516
        Other                                                            711,199           490,213             398,944
                                                                      ----------         ---------           ---------

          Total expenses                                               1,538,746         1,490,893           1,185,647
                                                                      ----------         ---------           ---------

               Earnings before income tax benefit and equity
                  in undistributed earnings of subsidiaries            1,656,659           428,288           2,708,621


Income tax benefit                                                       796,791           315,300                 300
                                                                      ----------         ---------           ---------
               Earnings before equity in undistributed
                  earnings of subsidiaries                             2,453,450           743,588           2,708,921


               Dividends received in excess of earnings of
                  subsidiaries                                                --                 -            (399,641)

               Equity in undistributed earnings of
                  subsidiaries                                           859,240         2,120,070                   -
                                                                      ----------         ---------           ---------

Net earnings                                                       $   3,312,690         2,863,658           2,309,280
                                                                      ==========         =========           =========

                 BANK CORPORATION OF GEORGIA AND SUBSIDIARIES

(15) BANK CORPORATION OF GEORGIA (PARENT COMPANY ONLY) FINANCIAL INFORMATION, CONTINUED

                           Statements of Cash Flows

             For the Years Ended December 31, 1996, 1995 and 1994

                                                                                            1995               1994
                                                                                          (Restated          Restated
                                                                         1996              Note 2)            Note 2
                                                                         ----             ---------          --------
Cash flows from operating activities:
   Net earnings                                                         $ 3,312,690          2,863,658          2,309,280

Adjustments to reconcile net earnings to net
     cash provided (used) by operating activities:
        Equity in undistributed earnings of subsidiaries                   (859,240)        (2,120,070)                --

        Dividends received in excess of earnings of subsidiaries                 --                 --            399,641

        Change in accrued dividend receivable                               300,000           (307,810)             2,680
        Preferred stock dividends in kind                                   (52,491)          (302,800)          (285,600)
        Amortization                                                         55,869             23,549            128,387
        Change in other assets                                             (714,979)          (525,618)                 -
        Change in accrued expenses and other liabilities                   (439,658)           283,614            205,574
                                                                         ----------         ----------         ----------
     Net cash provided (used) by operating
         activities                                                       1,602,191            (85,477)         2,759,962
                                                                         ----------         ----------         ----------
Cash flows from investing activities:
   Investment in bank subsidiaries                                               --                 --         (2,087,533)
   Other                                                                         --                 --           (203,714)
                                                                         ----------         ----------         ----------
     Net cash used by investing activities                                       --                 --         (2,291,247)
                                                                         ----------         ----------         ----------

Cash flows from financing activities:
   Proceeds from (repayment of) notes payable                            (1,196,496)                --           (500,000)
   Proceeds from issuance of common stock                                    33,198             90,429             13,497
   Cash paid to dissenting shareholders                                    (120,784)                --                 --
   Purchase of treasury stock                                                    --                 --            (93,600)
   Dividends paid                                                          (226,458)          (191,161)          (107,324)
                                                                         ----------         ----------         ----------

     Net cash used by financing
        activities                                                       (1,510,540)          (100,732)          (687,427)
                                                                         ----------         ----------         ----------
Net increase (decrease) in cash                                         $    91,651           (186,209)          (218,712)
Cash at beginning of year                                                        --            186,209            404,921
                                                                         ----------         ----------         ----------
Cash at end of year                                                     $    91,651                 --            186,209
                                                                         ==========         ==========         ==========

                 BANK CORPORATION OF GEORGIA AND SUBSIDIARIES

(15) BANK CORPORATION OF GEORGIA (PARENT COMPANY ONLY) FINANCIAL INFORMATION, CONTINUED


                      Statements of Cash Flows, continued

             For the Years Ended December 31, 1996, 1995 and 1994


                                                                                         1995               1994
                                                                                       (Restated          Restated
                                                                      1996              Note 2)            Note 2
                                                                      ----             ---------          --------
Supplemental disclosures of cash flow information
   Cash paid during the year for:

        Interest                                                      $  181,403            219,965            153,753
        Income taxes                                                  $1,279,700          1,149,000            990,000

Supplemental schedule of noncash investing and financing
   activities:
        Change in unrealized loss on investment securities            $  599,221          1,000,467           (221,046)
              available for sale, net of tax, including $108,489 in
              1996 previously attributed to the minority interest
Increase (decrease) in unearned ESOP Shares                           $  (74,313)           (30,090)          (220,005)

Change in AmeriCorp deferred tax asset valuation allowance            $       --                 --            763,632
   applied to reduce goodwill

Redemption of the preferred stock investment in AmeriCorp             $4,077,838                 --                 --

Receipt of dividend in kind                                           $   44,257                 --                 --

Issuance of common stock in conjunction with the purchase of          $1,785,260                 --                 --
   the remaining minority interest of AmeriCorp resulting in
   good will of $504,325

                 BANK CORPORATION OF GEORGIA AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                      JUNE 30, 1997 AND DECEMBER 31, 1996
                                  (UNAUDITED)

                                                      JUNE 30, 1997        DECEMBER 31, 1996
                                                      -------------        -----------------
ASSETS
------
Cash and due from banks                                $ 11,568,992            15,385,724
Interest bearing deposits                                16,581,710            18,642,250
Federal Funds sold                                        5,260,000             5,210,000
Investment securities:
   Available for sale                                    55,820,175            42,828,598
   Held to maturity                                       1,089,606             1,088,719
                                                       ------------           -----------
Total investment securities                              56,909,781            43,917,317
                                                       ------------           -----------

Loans                                                   197,945,120           190,169,408
  Less:  Unearned discount                                 (509,647)             (736,360)
         Allowance for loan losses                       (2,955,161)           (2,849,340)
                                                       ------------           -----------
Loans, net                                              194,480,312           186,583,708
                                                       ------------           -----------

Bank premises and equipment                               8,898,078             9,801,980
Accrued interest receivable                               2,559,195             2,333,047
Goodwill                                                  1,285,052             1,323,231
Other assets                                              4,552,944             7,057,065
                                                       ------------           -----------
                                                       $302,096,064           290,254,322
                                                       ============           ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Deposits:
   Demand                                              $ 45,543,946            44,709,405
   NOW and money market accounts                         94,210,866            79,417,686
   Savings                                                9,232,652             9,405,878
   Time                                                 120,730,082           125,165,463
                                                       ------------           -----------

        Total deposits                                  269,717,546           258,698,432
                                                       ------------           -----------

Other liabilities                                         2,633,435             3,333,327
Long-term debt                                            1,500,000             1,500,000
                                                       ------------           -----------

          Total liabilities                             273,850,981           263,531,759
                                                       ------------           -----------

Stockholders' equity:
     Common stock, $1 par value; 2,291,124
          and 2,284,864 shares issued respectively        2,291,124             2,284,864
     Additional paid in capital                           6,238,180             6,170,157
     Retained earnings                                   19,905,763            18,286,889
     Net unrealized gain on securities-AFS                  118,052               288,689
     Treasury stock (16,767 shares)                        (111,540)             (111,540)
     Unearned ESOP shares                                  (196,496)             (196,496)
                                                       ------------           -----------
          Total stockholders' equity                     28,245,083            26,722,563
                                                       ------------           -----------
                                                       $302,096,064           290,254,322
                                                       ============           ===========


                 BANK CORPORATION OF GEORGIA AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                        JUNE 30, 1997 AND JUNE 30, 1996
                                  (UNAUDITED)

                                                      JUNE 30, 1997     JUNE 30, 1996
                                                      -------------     -------------
Cash and due from banks                                $ 11,568,992        11,865,303
Interest bearing deposits                                16,581,710                 0
Federal Funds sold                                        5,260,000        17,475,529
Investment securities:
   Available for sale                                    55,820,175        42,938,154
   Held to maturity                                       1,089,606         1,088,103
                                                       ------------     -------------
         Total investment securities                     56,909,781        44,026,257
                                                       ------------     -------------

Loans                                                   197,945,120       190,928,773
  Less:  Unearned discount                                 (509,647)         (834,028)
         Allowance for loan losses                       (2,955,161)       (2,835,306)
         Loans, net                                     194,480,312       187,259,439
                                                       ------------     -------------

Bank premises and equipment                               8,898,078         9,506,476
Accrued interest receivable                               2,559,195         2,153,881
Goodwill                                                  1,285,052           957,269
Other assets                                              4,552,944         6,250,151
                                                       ------------     -------------

                                                       $302,096,064       279,494,305
                                                       ============     =============

Liabilities and Stockholders' Equity
------------------------------------

Deposits:
   Demand                                              $ 45,543,946        38,650,552
   NOW and money market accounts                         94,210,866        68,292,234
   Savings                                                9,232,652        10,260,147
   Time                                                 120,730,082       125,867,745
                                                       ------------     -------------

        Total deposits                                  269,717,546       243,070,678
                                                       ------------     -------------

Other liabilities                                         2,633,435         2,098,255
Other borrowed money                                              0         6,700,000
Long-term debt                                            1,500,000         2,500,000
                                                       ------------     -------------

        Total liabilities                               273,850,981       254,368,933
                                                       ------------     -------------

Stockholders' equity:
     Common stock, $1 par value; 2,291,124
          and 2,282,266 shares issued respectively        2,291,124         2,282,266
     Additional paid in capital                           6,238,180         6,161,387
     Retained earnings                                   19,905,763        16,953,034
     Net unrealized gain on securities-AFS                  118,052           111,034
     Treasury stock, at cost, 16,767 shares                (111,540)         (111,540)
     Unearned ESOP shares                                  (196,496)         (270,809)
                                                       ------------     -------------
        Total stockholders' equity                       28,245,083        25,125,372
                                                       ------------     -------------

                                                       $302,096,064       279,494,305
                                                       ============     =============

                 BANK CORPORATION OF GEORGIA AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF EARNINGS
           FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND JUNE 30, 1996
                                  (UNAUDITED)

                                                  SIX MONTHS ENDED  SIX MONTHS ENDED
                                                   JUNE 30, 1997      JUNE 30, 1996
                                                   -------------      -------------
Interest income:
     Interest and fees on loans                        $10,257,833        10,144,007
     Interest on federal funds sold                        752,715           320,386
     Interest on investment securities                   1,749,357         1,619,469
                                                       -----------        ----------

          Total interest income                         12,759,905        12,083,862
                                                       -----------        ----------

Interest expense:
     Interest on NOW and money market accounts           1,573,645         1,032,259
     Interest on savings and time deposits               3,608,012         3,890,245
     Other borrowings                                       70,480            74,506
                                                       -----------        ----------

          Total interest expense                         5,252,137         4,997,010
                                                       -----------        ----------

          Net interest income                            7,507,768         7,086,852

Provision for possible loan losses                         190,900           272,000
                                                       -----------        ----------
Net interest income after provision for
     possible loan losses                                7,316,868         6,814,852
                                                       -----------        ----------

Other operating income:
     Service charge on deposit accounts                    748,103           821,730
     Securities gains (losses)                                   0            (6,581)
     Gain on sale of SBA loans                              92,239             5,739
     Other                                               1,043,417           812,237
                                                       -----------        ----------

Total other operating income                             1,883,759         1,633,125
                                                       -----------        ----------

Other operating expenses:
     Salaries and employee benefits                      3,919,127         3,264,241
     Occupancy                                             527,598           433,934
     Equipment                                             460,976           412,968
     Other                                               2,354,991         2,408,416
                                                       -----------        ----------

Total operating expenses                                 7,262,692         6,519,559
                                                       -----------        ----------

Earnings before income taxes and
     minority interests                                  1,937,935         1,928,418
Income tax expense                                         319,918           215,309
                                                       -----------        ----------

Earnings before minority interests                       1,618,017         1,713,109
Minority interests                                               0            46,913
                                                       -----------        ----------

Net earnings                                           $ 1,618,017         1,666,196
                                                       ===========        ==========

Net earnings per share:
      Primary                                                 0.67              0.71
      Fully diluted                                           0.66              0.71

Weighted average shares outstanding:
      Primary                                            2,427,000         2,337,000
      Fully diluted                                      2,436,000         2,346,000

                 BANK CORPORATION OF GEORGIA AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF EARNINGS
          FOR THE THREE MONTHS ENDED JUNE 30, 1997 AND JUNE 30, 1996
                                  (UNAUDITED)

                                                  THREE MONTHS ENDED   THREE MONTHS ENDED
                                                     JUNE 30, 1997        JUNE 30, 1996
                                                     -------------        -------------
Interest income:
     Interest and fees on loans                           $5,122,761            5,202,544
     Interest on federal funds sold                          428,329              149,852
     Interest on investment securities                       949,568              850,138
                                                          ----------            ---------
          Total interest income                            6,500,658            6,202,534
                                                          ----------            ---------

Interest expense:
     Interest on NOW and money market accounts               855,410              553,107
     Interest on savings and time deposits                 1,887,960            2,021,717
     Other borrowings                                         43,293               10,651
                                                          ----------            ---------
          Total interest expense                           2,786,663            2,585,475
                                                          ----------            ---------

          Net interest income                              3,713,995            3,617,059

Provision for possible loan losses                           103,974              151,000
                                                          ----------            ---------
Net interest income after provision for
     possible loan losses                                  3,610,021            3,466,059
                                                          ----------            ---------

Other operating income:
     Service charge on deposit accounts                      387,701              462,083
     Securities gains (losses)                                     0               (6,581)
Other                                                        722,978              537,123
                                                          ----------            ---------
Total other operating income                               1,110,679              992,625
                                                          ----------            ---------

Other operating expenses:
     Salaries and employee benefits                        1,953,612            1,734,400
     Occupancy                                               262,129              245,929
     Equipment                                               247,611              242,060
     Other operating expense                               1,726,512            1,526,846
                                                          ----------            ---------
Total operating expenses                                   4,189,864            3,749,235
                                                          ----------            ---------

Earnings before income taxes and
     minority interests                                      530,836              709,449

Income tax expense (benefit)                                (143,151)            (172,691)
                                                          ----------            ---------

Net earnings                                              $  673,987              882,140
                                                          ==========            =========

Net earnings per share:
      Primary                                                   0.28                 0.39
      Fully diluted                                             0.28                 0.39

Weighted average shares outstanding:
      Primary                                              2,353,000            2,262,000
      Fully diluted                                        2,354,000            2,268,000

                 BANK CORPORATION OF GEORGIA AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
           FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND JUNE 30, 1996
                                  (UNAUDITED)

                                                                      SIX MONTHS ENDED
                                                                  JUNE 30, 1997  JUNE 30, 1996
                                                                  -------------  -------------
Cash flows from operating activities:
     Net income                                                    $  1,618,017     1,666,196
     Adjustments to reconcile net earnings to net
       cash provided by operating activities:
          Depreciation                                                  407,509       321,509
          Amortization and accretion, net                               (32,090)      (65,810)
          Minority interests in earnings
            of subsidiary                                                     0        46,913
          Provision for loan losses                                     190,900       272,000
          Gain on sale of premises and equipment                       (148,104)            0
          Loss on sale of investment securities                               0         6,581
          Change in:
               Other assets                                           2,373,956      (312,073)
               Other liabilities                                       (699,892)   (1,045,739)
                                                                   ------------  ------------

               Net cash flows provided by operating activities        3,710,296       889,577
                                                                   ------------   -----------

Cash flows from investing activities:
     Proceeds from maturities of securities AFS                       2,597,768     2,824,624
     Proceeds from sales of securities AFS                                    0     5,573,063
     Purchase of  securities AFS                                    (15,786,583)  (13,098,125)
     Net increase in loans                                           (8,087,504)   (9,641,829)
     Proceeds from sales of premises and equipment                      857,840             0
     Purchases of premises and equipment                              ( 213,343)   (1,904,226)
                                                                   ------------  ------------

              Net cash flows used in investing activities           (20,631,822)  (16,246,493)
                                                                   ------------  ------------

Cash flows from financing activities:
     Net increase in deposits                                        11,019,114    18,853,939
     Repayment of other borrowings                                            0    (6,200,000)
     Proceeds from other borrowings                                           0     6,800,000
     Dividends paid                                                           0             0
     Purchase of treasury stock                                               0       (64,867)
     Proceeds from issuance of common stock                              75,140        21,701
                                                                   ------------   -----------

              Net cash flows provided by financing activities        11,094,254    19,410,773
                                                                   ------------   -----------

Net change in cash and cash equivalents                              (5,827,272)    4,053,857
                                                                   ------------   -----------

Cash and cash equivalents at beginning of period                     39,237,974    25,286,975
                                                                   ------------   -----------

Cash and cash equivalents at end of period                         $ 33,410,702    29,340,832
                                                                   ============   ===========

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The financial statements included herein have been prepared by BCG, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although BCG believes that the disclosures contained herein are adequate to make the information presented not misleading. In the opinion of management, the information furnished in the condensed consolidated financial statements reflects all adjustments which are ordinary in nature and necessary to present fairly BCG's financial position, results of operations and changes in financial position for such interim period. These financial statements should be read in conjunction with BCG's financial statements and the notes thereto as of December 31, 1996, included in BCG's annual report on Form 10-KSB for the year ended December 31, 1996.

BCG is a bank holding company whose business is primarily conducted by its wholly-owned banking subsidiaries First South Bank, N. A. ("FSB") and Ameribank,
N. A. ("Ameribank"). The accounting principles followed by BCG and its subsidiaries, and the methods of applying those principles conform with generally accepted accounting principles and with general practices within the banking industry, where applicable.

BCG's consolidated financial statements include the accounts of the parent company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

There are statutory and regulatory requirements applicable to payment of dividends by the Banks as well as by BCG to its shareholders. No cash dividends were declared during the three month period ended June 30, 1997 or the six month period ended June 30, 1997.

As part of the overall interest rate risk management, BCG uses interest rate swaps and interest rate floors. These contracts are designated by BCG as hedges of interest rate exposures, and interest income or expense derived from these contracts is recorded over the life of the contract as an adjustment to interest income or expense.

                CENTURY SOUTH BANKS, INC. AND SUBSIDIARIES AND
                 BANK CORPORATION OF GEORGIA AND SUBSIDIARIES
                        Pro Forma Financial Information
                  Pro Forma Condensed Combined Balance Sheet
                                 June 30, 1997
                                  (Unaudited)

The following unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheets of CSBI and BCG giving effect to the Merger as if the Merger had been effective June 30, 1997. The acquisition of BCG will be accounted for using the pooling-of-interests method of accounting. The proposed acquisition will involve the acquisition of 100% of the issued and outstanding shares of BCG in exchange for 3,070,382 shares of CSBI Common Stock (see note (a)). This pro forma condensed combined balance sheet assumes that as part of the Merger, 3,070,382 shares of CSBI Common Stock will be issued in exchange for all the shares of BCG Common Stock outstanding at June 30, 1997 at an exchange ratio of 1.35 to 1. This pro forma condensed combined balance sheet should be read in conjunction with the separate financial statements and related notes of CSBI and BCG appearing elsewhere in or incorporated by reference in this Joint Proxy Statement/Prospectus.

                                                                                                 Pro forma
                                                                                 Pro forma       CSBI and
                                                           CSBI       BCG       adjustments    BCG combined
                                                         ---------  --------  ---------------  -------------
                                                                       (Amounts in thousands)
Assets:
          Cash and due from banks                        $ 35,185    11,569                          46,754
          Federal funds sold                               31,260     5,260                          36,520
          Interest-earning deposits in other banks             59    16,582                          16,641
          Investment securities                           141,623    56,910                         198,533
          Loans, net                                      512,853   194,480                         707,333
          Premises and equipment, net                      18,324     8,898                          27,222
          Goodwill and intangibles                          6,347     1,285                           7,632
          Foreclosed assets                                 2,198     1,180                           3,378
          Other assets                                     11,606     5,932                          17,538
                                                         --------   -------                       ---------
               Total assets                              $759,455   302,096                       1,061,551
                                                         ========   =======                       =========

Liabilities:
          Deposits:
             Non-interest bearing                        $ 83,847    45,544                         129,391
             Time deposits greater than $100,000           99,725    29,147                         128,872
             Other                                        486,605   195,027                         681,632
                                                         --------                                 ---------
               Total deposits                            $670,177   269,718                         939,895
          Federal Home Loan  Bank advances                  6,931        --                           6,931
          Long-term debt                                      152     1,500                           1,652
          Other borrowings                                     --        --                              --
          Other liabilities                                 6,947     2,633                           9,580
                                                         --------   -------                       ---------
               Total liabilities                         $684,207   273,851                         958,058

Shareholders' equity:
          Common stock                                   $  7,826     2,291            779 (b)       10,896
          Surplus                                          28,855     6,238           (891)(b)       34,202
          Retained earnings                                38,961    19,906                          58,867
          Treasury stock                                     (306)     (112)           112 (b)         (306)
          Reduction for ESOP loan guarantee                   (51)     (196)(d)                        (247)
          Net unrealized holding gains (losses) on
           investment securities                              (37)      118                              81
                                                         --------   -------                       ---------
               Total shareholders' equity                $ 75,248    28,245                         103,493
               Total liabilities and shareholders'
                   equity                                $759,455   302,096                       1,061,551
                                                         ========   =======                       =========

                CENTURY SOUTH BANKS, INC. AND SUBSIDIARIES AND
                 BANK CORPORATION OF GEORGIA AND SUBSIDIARIES
                        Pro Forma Financial Information
               Pro Forma Condensed Combined Statements of Income

The following unaudited pro forma condensed combined consolidated statements of income of CSBI and BCG give effect to the proposed acquisition of all issued and outstanding shares of BCG Common Stock in exchange for 1.35 shares of CSBI Common Stock to be issued to BCG shareholders using the pooling-of-interests method of accounting giving effect to the Merger as if the Merger had been effective as of the beginning of the periods presented. The pro forma information assumes that 3,070,382 shares of CSBI Common Stock will be issued in exchange for all the shares of BCG Common Stock outstanding at the Effective Date. The pro forma condensed combined consolidated statements of income should be read in conjunction with the separate financial statements and related notes of CSBI and BCG appearing elsewhere in or incorporated by reference in this Joint Proxy Statement/Prospectus.

                     For the Six Months ended June 30, 1997
                                  (Unaudited)

                                                                                       Pro forma
                                                                                       CSBI and
                                                                         Pro forma        BCG
                                                    CSBI       BCG      adjustments    combined
                                                 ----------  --------  -------------  -----------
                                                 (Amounts in thousands, except per share amounts)
Interest income                                  $   31,840    12,760             --       44,600
Interest expense                                     14,754     5,252             --       20,006
                                                 ----------  --------  -------------  -----------
     Net interest income                             17,086     7,508             --       24,594

Provision for loan losses                             4,669       191             --        4,860
                                                 ----------  --------                 -----------
     Net interest income after provision
          for loan losses                            12,417     7,317             --       19,734

Noninterest income                                    3,241     1,884             --        5,125
Noninterest expense                                  14,179     7,263             --       21,442
                                                 ----------  --------  -------------  -----------
     Income before income taxes                       1,479     1,938             --        3,417

Income taxes                                            299       320             --          619
                                                 ----------  --------  -------------  -----------

     Net income                                  $    1,180     1,618             --        2,798
                                                 ==========  ========  =============  ===========

Earnings per share:
     Primary                                     $      .15       .67                         .25

     Fully diluted                               $      .15       .66                         .25

Weighted average shares and share equivalents
      outstanding (note c):
     Primary                                          7,794     2,427            867       11,088

       Fully diluted                                  7,794     2,436            858       11,088

                CENTURY SOUTH BANKS, INC. AND SUBSIDIARIES AND
                 BANK CORPORATION OF GEORGIA AND SUBSIDIARIES

               Pro Forma Condensed Combined Statement of Income

                    For the Six Months ended June 30, 1996
                                  (Unaudited)

                                                                                      Pro forma
                                                                       Pro forma    CSBI and BCG
                                                   CSBI       BCG      adjustments     combined
                                                   ----       ----     -----------     --------
                                                 (Amounts in thousands, except per share amounts)
Interest income                                    $31,320    12,084            --         43,404
Interest expense                                    14,679     4,997            --         19,676
                                                   -------    ------  ------------         ------
     Net interest income                            16,641     7,087            --         23,728

Provision for loan losses                              870       272            --          1,142
                                                   -------    ------  ------------         ------
     Net interest income after provision
           for loan losses                          15,771     6,815            --         22,586

Noninterest income                                   3,501     1,633            --          5,134
Noninterest expense                                 12,304     6,520            --         18,824
                                                   -------    ------  ------------         ------
     Income before income taxes and                  6,968     1,928            --          8,896
        minority interest in earnings of
        subsidiary

Income taxes                                         2,157       215            --          2,372
Minority interest in earnings of subsidiary             --        47            --             47
                                                   -------    ------  ------------         ------

     Net income                                    $ 4,811     1,666            --          6,477
                                                   =======    ======  ============         ======

Earnings per share:
     Primary                                       $   .62       .71                          .59

     Fully diluted                                 $   .62       .71                          .59

Weighted average shares and share equivalents
    outstanding (note c):
     Primary                                         7,775     2,337           847         10,959

     Fully diluted                                   7,775     2,346           838         10,959

                CENTURY SOUTH BANKS, INC. AND SUBSIDIARIES AND
                 BANK CORPORATION OF GEORGIA AND SUBSIDIARIES

               Pro Forma Condensed Combined Statement of Income

                     For the Year ended December 31, 1996
                                  (Unaudited)

                                                                                                    Pro forma
                                                                                     Pro forma      CSBI and
                                                                 CSBI       BCG     adjustments   BCG combined
                                                               ---------  --------  ------------  -------------
                                                               (Amounts in thousands, except per share amounts)
Interest income                                                  $62,826    24,435            --         87,261
Interest expense                                                  29,165     9,878            --         39,043
                                                                 -------    ------  ------------         ------
     Net interest income                                          33,661    14,557            --         48,218

Provision for loan losses                                          1,757       409            --          2,166
                                                                 -------    ------  ------------         ------
     Net interest income after provision
          for loan losses                                         31,904    14,148            --         46,052

Noninterest income                                                 6,624     3,069            --          9,693
Noninterest expense                                               25,051    12,698            --         37,749
                                                                 -------    ------  ------------         ------
     Income before income taxes and
      minority interest in
      earnings of subsidiary                                      13,477     4,519            --         17,996

Income taxes                                                       4,107     1,159            --          5,266
Minority interest in earnings of subsidiary                           --        47            --             47
                                                                 -------    ------  ------------         ------

     Net income                                                  $ 9,370     3,313            --         12,683
                                                                 =======    ======  ============         ======

Earnings per share:
     Primary                                                     $  1.21      1.41                         1.15

     Fully diluted                                               $  1.20      1.41                         1.15

Weighted average shares and share equivalents
     outstanding (note c):
     Primary                                                       7,776     2,345           877         10,998

     Fully diluted                                                 7,778     2,342           896         11,016

                CENTURY SOUTH BANKS, INC. AND SUBSIDIARIES AND
                 BANK CORPORATION OF GEORGIA AND SUBSIDIARIES

               Pro Forma Condensed Combined Statement of Income

                     For the Year ended December 31, 1995
                                  (Unaudited)

                                                                                            Pro forma
                                                                             Pro forma      CSBI and
                                                         CSBI       BCG     adjustments   BCG combined
                                                       ---------  --------  ------------  -------------
                                                       (Amounts in thousands, except per share amounts)
Interest income                                        $  59,739    22,588            --         82,327
Interest expense                                          28,580     9,336            --         37,916
                                                         -------    ------  ------------         ------
     Net interest income                                  31,159    13,252            --         44,411

Provision for loan losses                                  1,694       465            --          2,159
                                                         -------    ------  ------------         ------
     Net interest income after provision
          for loan losses                                 29,465    12,787            --         42,252

Noninterest income                                         6,165     2,368            --          8,533
Noninterest expense                                       24,523    10,979            --         35,502
                                                         -------    ------  ------------         ------
     Income before income taxes and
      minority interest in
      earnings of subsidiary                              11,107     4,176            --         15,283

Income taxes                                               3,212       931            --          4,143
Minority interest in earnings of subsidiary                   --       381            --            381
                                                         -------    ------  ------------         ------

     Net income                                        $   7,895     2,864            --         10,759
                                                         =======    ======  ============         ======

Earnings per share:
     Primary                                           $    1.02      1.35                         1.00

     Fully diluted                                     $    1.02      1.34                         1.00

Weighted average shares and share equivalents
      outstanding (note c):
     Primary                                               7,773     2,115           827         10,715

     Fully diluted                                         7,776     2,130           831         10,737

                CENTURY SOUTH BANKS,  INC. AND SUBSIDIARIES AND
                  BANK CORPORATION OF GEORGIA AND SUBSIDIARIES

                Pro Forma Condensed Combined Statement of Income

                      For the Year ended December 31, 1994
                                  (Unaudited)



                                                                                       Pro forma
                                                                        Pro forma      CSBI and
                                                    CSBI       BCG     adjustments   BCG combined
                                                  ---------  --------  ------------  -------------
                                                  (Amounts in thousands, except per share amounts)
 Interest income                                  $  49,032    17,870            --         66,902
Interest expense                                     20,966     7,247            --         28,213
                                                    -------    ------  ------------         ------
     Net interest income                             28,066    10,623            --         38,689

Provision for loan losses                               943       447            --          1,390
                                                    -------    ------  ------------         ------
     Net interest income after provision
          for loan losses                            27,123    10,176            --         37,299

Noninterest income                                    4,993     2,881            --          7,874
Noninterest expense                                  22,891    10,247            --         33,138
                                                    -------    ------  ------------         ------
     Income before income taxes and   minority
      interest in earnings of subsidiary              9,225     2,810            --         12,035

 Income tax expense <benefit>                         2,234      <151>           --          2,083
Minority interest in earnings of subsidiary              --       652            --            652
                                                    -------    ------  ------------         ------

     Net income                                   $   6,991     2,309            --          9,300
                                                    =======    ======  ============         ======

Earnings per share:
     Primary                                      $     .91      1.11                          .88

     Fully diluted                                $     .91      1.10                          .88

Weighted average shares and share equivalents
     outstanding (note c):
     Primary                                          7,663     2,077           848         10,588

     Fully diluted                                    7,663     2,103           827         10,593

                CENTURY SOUTH BANKS, INC. AND SUBSIDIARIES AND
                 BANK CORPORATION OF GEORGIA AND SUBSIDIARIES
                    Notes to Pro Forma Financial Statements

The following notes describe the pro forma adjustments necessary to reflect the proposed acquisition of BCG as described in note (a).

     (a) On March 31, 1997, CSBI entered into the Merger Agreement whereby CSBI will acquire the 2,274,357 outstanding shares of BCG Common Stock in an exchange of its common shares. Pursuant to the terms of the Merger Agreement, as amended, CSBI will exchange 1.35 of its common shares for each BCG share outstanding.

     (b) Reflects the issuance of 3,070,382 shares of CSBI Common Stock in exchange for all of the outstanding BCG Common Stock and the retirement of 16,767 shares of BCG treasury stock.

     (c) Pro forma weighted average number of common shares and share equivalents includes the historical amounts for CSBI increased by the additional shares that would have been outstanding had the acquisition of BCG taken place as of the beginning of the respective periods and by the assumed additional common share equivalents relating to outstanding BCG stock options during the respective periods.

     (d) Represents the cost basis of unreleased shares in the BCG ESOP Plan. At the Effective Time, each share of BCG Common Stock included in the BCG ESOP Plan will be exchanged for 1.35 shares of CBSI Common Stock. After the Merger is consummated, the BCG ESOP Plan will remain in existence and will continue to release shares to employee accounts in accordance with past practices.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ALLIED HOLDINGS, INC.


December 30, 1997                      /s/ James A. Faulkner
                                       ------------------------------------
                                       James A. Faulkner, Vice Chairman and
                                       Chief Executive Officer

                                 EXHIBIT INDEX


Exhibit Number                      Description
--------------                      -----------

     2.1                     Agreement and Plan of Merger

                                       4